Exhibit 10.3
(Mortgage Contact No. 4403402912009110028 loan contract)

China Development Bank Co., Ltd.

RMB capital loan

Mortgage contract

Mortgagor: Shenzhen Diguang Electronics Co., Ltd.

Mortgagee: China Development Bank Co., Ltd.

Mortgagor: Shenzhen Diguang Electronics Co., Ltd.

Address: 23rd Floor, Galaxy Century Building A, No.3069, Caitian Road, Futian District, Shenzhen

Legal Representative: Yi Song

Postal Code: 518000

Responsible Person: Mingbo Ge

Tel: 0755-26505997

Fax: 0755-26634369

Mortgagee: China Development Bank Co., Ltd.

Address: 29th Fuchengmenwai Dajie, Xicheng District, Beijing

Legal Representative: Yuan Chen

Postal Code: 100037

Administering Branch: China Development Bank Co., Ltd, Shenzhen Branch

Branch Address: 12-15th floor, Citic Building, No.1093, Shennan Road

Branch Representative: Xiaoping Yu

Postal Code: 518031

Branch Responsible Person: Yonghong Deng

Tel: 0755-25987775

Fax: 0755-25982820

To ensure that the borrower (“Shenzhen Diguang Electronics Co., Ltd.”), fulfills its loan contract (No. 4403402912009110028) signed with the Mortgagee (hereinafter referred to as the “Main Contract”), the Mortgagor is willing to mortgage property listed in the list of collateral (See Annex 1) for providing guarantee to the Mortgagee. The Mortgagor and the Mortgagee have reached an agreement to conclude this contract.

1. Definition

Except for the other special stipulation in this contract, the definitions related to the terms in this contract are the same as the Main Contract.

2. Guaranty

The names and the related information of these guaranties under this contract are shown in Annex 1 hereto.

3. Scope of guarantee

Under the Main Contract, the borrower borrows RMB30 million that is thirty million Yuan from the Mortgagee for one year, that is from the draw down date to the first anniversary of such date.

The scope of guarantee in this contract includes the principal, interest, default interest, compensation, liquidated damages, damage award for a portion of the loan borrowed in the amount of 16.766669 million Yuan and the expenses to realize the mortgage right.

With the repayment of the principal amount borrowed under the Main Contract, the principal amount secured under this contract reduces correspondingly.

4. Representations and Warranties given by the Mortgagor

(A) The Mortgagor is a legal person established according to the law, who owns the valid business license, possesses its assets and operates its business in accordance with the law.

(B) The Mortgagor legally possesses the ownership or the disposition of the collateral. If the collateral belongs to the property that can be mortgaged upon the approval or consent of the parties concerned in accordance with the law, the Mortgagor ensures the validity of its approval or consent; there is no dispute of ownership or disposition concerning the collateral.

(C) Except for the mortgage defined in this contract, there is no forms of security, leasing, trusteeship, jointly-owned or other ownership disputes of the collateral;

(D) In order to sign the contract, the Mortgagor has completed all the required authorization procedures which is legitimate and effective.

(E) All documents and data provided by the Mortgagor must be true, accurate and complete.

The above representations and warranties are valid for the duration of the contract.

5. Obligations of the Mortgagor

(A) The Mortgagor should take good care of the collateral, and accept the check to be made by the Mortgagee at any time. For the proposal suggested by the Mortgagee for the purpose of ensuring good collateral during an inspection, the Mortgagor should take corresponding measures in time. All the costs of custody and maintenance should be borne by the Mortgagor.

(B) Without the written consent of the Mortgagee, the Mortgagor shall not dispose of collateral in any way.

(C) If the Mortgagor intends to change the business name, domicile, legal representative, registered capital, business scope, company type, articles of incorporation, the Mortgagee shall be notified 10 days in writing in advance, and be reported with the related documents for records.

(D) Within three working days after registration of collateral, the Mortgagor should deliver the property (disposition), certificates or certificates of mortgage to the Mortgagee.

(E) All the fees of concluding and implementing the contract should be borne by the Mortgagor.

(F) If the conduct of the Mortgagor is enough to reduce the value of collateral, the Mortgagee has the right to request the Mortgagor to make the restitution or to provide the security. If the above-mentioned request was rejected, the Mortgagee may request the debtor to fulfill obligation, and also can request the exercise of the right mortgage in advance.

6. Obligation of the Mortgagee

After the borrower pays back all the debts under the Main Contract, the Mortgagee should return the collateral equity security or disposition of property rights, insurance policy and so on to Mortgagor within 15 days.

7. Insurance

Within 90 days after this contract is signed, the Mortgagor should attend the insurance company approved by the Mortgagee to complete all the insurance formalities of collateral in accordance with the same insurance, insurance amount, the period agreed by the Mortgagee. The insurance original should note that the Mortgagee is the first beneficiary.

Before the borrower satisfies all the debt of the Main Contract, the Mortgagor shall not terminate the insurance for any reason. If the Mortgagor terminates the insurance, the Mortgagee has the right to buy insurance on behalf of the Mortgagor, while all costs should be borne by the Mortgagor.

8. Realization of hypothec

If the borrower can’t liquidate all the debts in the secured scope of this contract according to the Main Contract, or the Mortgagor declares bankruptcy, is being removed or dissolves according to the law, the Mortgagee has the right to dispose the collateral in the ways of auction, sale, discount, etc. according to the law, (If the land subject to mortgage belongs to the high and new technology land, the Mortgagee will dispose the mortgage according to the related administrative regulations of Shenzhen high and new tech park land) and has the money as the payment. The amount of which the value of disposing the collateral exceeds that of secured debt belongs to the Mortgagor.

9. Liability for breach of contract

(A) If the Mortgagor fails to go through the formalities of insurance of the collateral in accordance with the law, thereby the Mortgagee suffers economic losses, the Mortgagor should be responsible for compensation.

(B) Due to the fault of the Mortgagor, which results in the damage or loss of the collateral, while in accordance with the law, the insurance company refuses to compensate or the amount of compensation is not sufficient to repay the debt in the Main Contract, the Mortgagee has the right to request the Mortgagor to restore the value of the collateral in a limited time, or provide security approved by the Mortgagee to supplement.

(C) If the Mortgagor breaches this contract to dispose the collateral without any authorization, the Mortgagee has the right to request the Mortgagor to restore the original collateral.

(D) Because the Mortgagor conceals that there are such circumstances in the collateral, such as public own, dispute, has been seized, detained or has been established mortgage, which causes loss for the Mortgagee, the Mortgagor is responsible for the compensation.

(D) If the Mortgagor conceals that there are such circumstances in the collateral, such as joint-own, dispute, being seized, being detained or being presumed for mortgage, which causes the loss to the Mortgagee, then, the Mortgagor is responsible for the compensation.

(E) If the Mortgagor breaches other stipulations in this contract or any statements or guaranty made by the Mortgagor in Clause 4 approved to be incorrect or misleading, which causes loss for the Mortgagee, the Mortgagor is responsible for the compensation.

(F) If the Mortgagor breaches this contract, and does not return the equity security, disposition of property rights, insurance policies of the collateral, etc. in time, which causes loss for the Mortgagee, the Mortgagor is responsible for the compensation of the same loss.

10. Modification and Termination of Contract

(A) Both Mortgagor and Mortgagee are not allowed to modify or terminate this contract, unless both parties reach a consensus and written agreement when it is needed.

(B) If the Mortgagee and the borrower reach a written agreement to modify the contents of the Main Contract, the Mortgagor should continue to use the collateral in this contract for guaranteeing the debt in the Main Contract. However, without the consent of the Mortgagor, after modifying the Main Contract, if the amount of loan increases, the Mortgagor will not bear the responsibility for the increased amount.

11. Mortgage Registration

Within 7 days after the signing of this contract, the Mortgagor and Mortgagee should register for collateral in the related institution.

12. Settlement of Disputes

In the process of fulfilling this contract, the disputes between the Mortgagor and the Mortgagee should be settled on two party’s consensus; if no agreement can be reached, the Mortgagee can resolve these disputes through litigation to the People's Court in China where the bank branch is located.

13. Others

(A) Any other matters not expressly stated herein shall be resolved through two party’s consultation, or be dealt with according to the national laws and regulations.

(B) There are four copies of the original contract, one of which belongs to the Mortgagor, the other three to the Mortgagee, and two copies of counterparts.

14. Effectiveness of Contract

The contract is valid from the date to be signed and sealed by the Mortgagor and the Mortgagee.

Annex 1:  List of Collateral

Mortgagor: (official or contractual Seal)

Legal representative: (signature)
(Or authorized agent)

Date:

Mortgagor’s bank and its account No.:

Mortgagee: (Contractual Seal)

Legal Representative: (signature)
(Or authorized agent)

Date:

Signed Venue: China Development Bank Co., Ltd. Shenzhen Branch

Annex 1: List of collateral

Serial No.	Mortgage	Property No.	Ownership of the property	Land area ( sq. m)	Use of the land	Registration value
1	Industry land of Dongchang Road, Gongming Street, Bao’an District. (Zong Di No. A608-0133)	Shen Fang Di No.5000298519	Shenzhen Diguang Electronics Co., Ltd.	34930.56	Industry land ( high and new tech project)	16.766669 million Yuan